Item 1.4

                                 PROMISSORY NOTE
                                 ---------------


$380,000.00
- -----------                                               Boston, Massachusetts
                                                          November 17, 1994
                                                          -----------

         FOR VALUE RECEIVED, the undersigned Pegasystems Inc., a Massachusetts corporation (the "Borrower") hereby promises to pay to the order of FLEET BANK OF MASSACHUSETTS, N.A. (the "Bank") the principal amount of Three Hundred Eighty Thousand ($380,000) Dollars ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder. As used herein, "Letter Agreement" means that certain letter agreement dated December 16, 1993 between the Borrower and the Bank.

         Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first day of each month commencing on the first such date after the advance of any Principal and continuing on the first day of each month thereafter and on the date of payment of this note in full, at fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times be equal to the sum of (i) one-half of one (0.5%) percent per annum plus (ii) the Prime Rate, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law). A change in the aforesaid rate of interest will become effective on the same day on which any change in the Prime Rate is effective. Overdue Principal and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) two (2%) percent per annum plus (ii) the per annum rate otherwise payable under this note (but in no event in excess of the maximum rate permitted by then applicable law), compounded monthly and payable on demand. As used herein, "Prime Rate" means that rate of interest per annum announced by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

         Principal shall be repaid in thirty-five (35) equal consecutive monthly installments (each in an amount equal to $10,555.55 [1/36th of Principal]) commencing on [first day of month following date of note] and continuing on the first day of each month thereafter through and including [first day of 35th month following month in which note is executed] plus a thirty-sixth (36th) and final payment due on [first day of 36th month following month in which note is executed] in an amount equal to all then remaining Principal and all interest accrued but unpaid thereon. The Borrower may at any time and from time to time, without premium or penalty, prepay all or any portion of said Principal, each such prepayment to be applied against Principal installments in inverse order of normal maturity.

         Payments of both Principal and interest shall be made, in immediately available funds, at the principal office of the Bank (now located at 75 State Street, Boston, Massachusetts 02109), or at such other address as the Bank may from time to time designate.

         The undersigned Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making the Term Loan (as defined in the Letter Agreement) evidenced by this note and of receiving any payment of Principal, an appropriate notation reflecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Letter Agreement. The aggregate unpaid principal amount of the Term Loan evidenced by this note, as recorded by the Bank from time to time on such schedule or on such books, shall continue prima facie evidence of such amount.

         The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

         This note is one of the Term Notes referred to in, and is secured by and entitled to the benefits of, the Letter Agreement and the Security Agreement (as defined in the Letter Agreement). This note is subject to prepayment as set forth in the Letter Agreement. The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Letter Agreement.

         Executed, as an instrument under seal, as of the day and year first above written.


CORPORATE
  SEAL
ATTEST:



                                                 PEGASYSTEMS, INC.

                                               By: [Signature of Ira Vishner]
- ---------------------------                       -----------------------------
Clerk                                             Its Treasurer




                                        3